Exhibit 3.286

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/25/1998 981455111 - 2971313

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SAN JOSE HEALTHCARE SYSTEM, LP

This Certificate of Limited Partnership of San Jose Healthcare System, LP (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1. The name of the limited partnership is San Jose Healthcare System, LP.

2. The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is Corporation Service Company.

3. The name and address of the general partner is:

NAME	ADDRESS
VH Holdings, Inc.	One Park Plaza Nashville, TN 37203

IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership which shall become effective upon the date of filing, to be duly executed as of the 2nd day of December, 1998.

Signed on December 2, 1998.

VH HOLDINGS, INC., the general partner

/s/ John M. Franck II
John M. Franck II, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/16/1998 981485093 - 2973601

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SAN JOSE HEALTHCARE SYSTEM, LP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is San Jose Healthcare System, LP.

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

3. The name and address of the general partner is:

NAME	ADDRESS
San Jose, LLC	One Park Plaza Nashville, TN 37203

The undersigned, general partner of the partnership, executed this Certificate of Amendment on December 16, 1998.

VH HOLDINGS, INC.,
withdrawing general partner

/s/ John M. Franck II
John M. Franck II, Vice President

SAN JOSE, LLC,
the general partner

/s/ John M. Franck II
John M. Franck II, Authorized Person